UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 24, 2024

MSC Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, TX	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-6000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2024, the board of directors of MSC Income Fund, Inc. (the “Company”) appointed Cory E. Gilbert to serve as the Company’s Chief Financial Officer and Treasurer, effective immediately. Mr. Gilbert previously served as the Company’s Vice President, Chief Accounting Officer and Assistant Treasurer and succeeds Jesse E. Morris in the new role. Mr. Morris will continue to serve as the Company’s Executive Vice President, Chief Operating Officer and Senior Managing Director.
Reference is made to the biographical information with respect to Messrs. Morris and Gilbert set forth under the heading “Officers” in the Company’s 2024 proxy statement for its 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 29, 2024, which information is incorporated herein by reference.
There is no arrangement or understanding between Mr. Gilbert and any other persons pursuant to which he is being appointed as the Company’s Chief Financial Officer and Treasurer. There are no family relationships between Mr. Gilbert and any director, director nominee or executive officer of the Company, and there are no current or proposed transactions between the Company and Mr. Gilbert or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Income Fund, Inc.

Date: July 24, 2024	By:	/s/ Cory E. Gilbert
Name: Cory E. Gilbert
Title: Chief Financial Officer